Exhibit 23.2

■	Ernst & Young LLP	■	Phone:	(203) 674-3000
	1111 Summer Street		Fax:	(203) 674-3001
	Stamford, Connecticut 06905		www.ey.com
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No.3 Form S-1 No. 333-109129) on Form S-3 of Marshall Edwards, Inc. and in the related Prospectus of our report dated July 31, 2003, with respect to the 2003 consolidated financial statements of Marshall Edwards, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2005.
/s/ Ernst & Young LLP
Stamford, Connecticut
September 12, 2005
A Member Practice of Ernst & Young Global